UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2008

SUNOCO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6841	23-1743282
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

1735 Market Street, Suite LL, Philadelphia, PA	19103-7583
(Address of principal executive offices)	(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 7, 2008, the Board of Directors of Sunoco, Inc. (the “Board”) approved the amendment of the Company’s Bylaws, which is effective as of February 7, 2008. Article I, Section 1 of the Bylaws was amended to provide a majority voting standard for director elections together with a director resignation policy, which had previously been included in the Company’s Corporate Governance Guidelines. The Bylaws, as amended, provide that, in an uncontested election, any incumbent nominee for director who does not receive at least a majority of the votes cast must submit his or her resignation to the Board. Any nominee who is not an incumbent and who does not receive at least a majority of the votes cast is deemed to have been elected and to have immediately resigned. The Governance Committee will evaluate the tendered resignation and make a recommendation to the Board. The Board will then make a decision within 90 days after the certification of the election results.

A copy of the amendment is attached to this report as Exhibit 3.1.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits

3.1	Amendment No. 2008-1 to the Sunoco, Inc. Bylaws, effective February 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO, INC.
(Registrant)

Date: February 7, 2008	By:	/s/ Joseph P. Krott
Joseph P. Krott
Comptroller